    As filed with the Securities and Exchange Commission on January 30, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ________________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ________________________

                             JDN REALTY CORPORATION
            (Exact name of registration as specified in its charter)

           Maryland                                         58-1468053
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification number)


                          359 East Paces Ferry Road, NE
                                    Suite 400
                             Atlanta, Georgia 30305
                                 (404) 262-3252
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                            ________________________

                                  Craig Macnab
                             JDN Realty Corporation
                          359 East Paces Ferry Road, NE
                                    Suite 400
                             Atlanta, Georgia 30305
                                 (404) 262-3252
            (name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ________________________

                          Copies of Communications to:

                              Brad S. Markoff Esq.
                                Alston & Bird LLP
                              3201 Beechleaf Court
                                    Suite 600
                             Raleigh, NC 27604-1062
                                 (919) 862-2200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [_]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                           Proposed Maximum     Proposed Maximum
Title of Shares to be     Amount to be    Offering Price Per   Aggregate Offering      Amount of
      Registered           registered          Share (1)           Price (1)       Registration Fee
--------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value          248,000 shares         $12.30             $3,050,400           $281.00
per share
--------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee and computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sale price of the registrant's common stock on the New York Stock Exchange on January 25, 2002.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. The selling stockholder identified herein may not sell the securities covered by this prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such an offer or sale is not permitted.


                  Subject to Completion, dated January 30, 2002

PROSPECTUS

                                 248,000 Shares

                             JDN Realty Corporation

                                  Common Stock


     This prospectus relates to the offer and sale of up to 248,000 shares of our common stock by Milberg Weiss Bershad Hynes & Lerach LLP. We refer to this firm as the selling stockholder. We are registering these shares for offer and sale as required under the terms of a registration rights agreement between the selling stockholder and us. Our registration of the offered shares does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder will receive all of the net proceeds from its sale of the shares, and we will not receive any proceeds from any sales of the shares by the selling stockholder.

     The selling stockholder may sell these shares from time to time in the future. It may sell these shares of common stock through public or private transactions at prevailing market prices or at privately negotiated prices. See "Plan of Distribution" on page 7 of this prospectus.

     Our common stock is listed on the New York Stock Exchange and traded under the symbol "JDN." On January 29, 2002, the closing price of our common stock on the New York Stock Exchange was $12.24.

                            ________________________

     This investment involves risks. You should consider carefully the risk factors beginning on page 3 of this prospectus before purchasing any shares of our common stock.

                            ________________________

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ____________ __, 2002

                                TABLE OF CONTENTS


THE COMPANY ..........................................................  3

RISK FACTORS .........................................................  3

WHERE YOU CAN FIND MORE INFORMATION ..................................  4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS .................  5

THE SELLING STOCKHOLDER ..............................................  6

PLAN OF DISTRIBUTION .................................................  7

EXPERTS ..............................................................  8

LEGAL MATTERS ........................................................  9

                                   THE COMPANY

     JDN Realty Corporation is a real estate company specializing in the development and asset management of retail shopping centers. As of September 30, 2001, we owned and operated, directly or indirectly through affiliated entities, 101 shopping centers containing approximately 11 million square feet of gross leasable area, located in 20 states primarily in the Southeast. The Company has elected to be taxed as a real estate investment trust, or REIT. In this prospectus, "the Company," "we," "us," and "our" refer to JDN Realty Corporation.

     Our principal executive offices are located at 359 East Paces Ferry Road, NE, Suite 400, Atlanta, Georgia 30305. Our telephone number is (404) 262-3252.

New Developments
----------------

     As described in our previous SEC reports, we reached an agreement on July 6, 2001 with the plaintiffs of the securities class action filed in federal court in Georgia. The terms of the settlement agreement were filed with the court on August 14, 2001. At a final fairness hearing held on November 15, 2001, the federal court approved the terms of the class action settlement and concluded that the settlement was fair, reasonable and adequate and in the best interests of our stockholders.

     Also, as described in our previous SEC reports, we reached an agreement on July 26, 2001 to settle the derivative actions filed in the federal and state courts of Georgia which named us and several current and former members of management and directors as defendants. The selling stockholder represented the plaintiffs in these derivative actions. The terms of the settlement agreement were filed with the federal court on September 26, 2001. Under those terms, we agreed to issue 248,000 shares of our common stock to the selling stockholder as payment of the plaintiffs' attorneys fees in connection with the derivative actions. On November 29, 2001, the federal court approved the terms of the settlement. We issued the shares of common stock to the selling stockholder on December 14, 2001. We agreed to register these shares pursuant to the terms of a registration rights agreement between us and the selling stockholder.

                                  RISK FACTORS

     See "Risk Factors" beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2000 for a discussion of material risks associated with an investment in our company. See "Where You Can Find More Information" on page 4 of this prospectus.

     In addition to the risk factors described above, you should carefully consider the following additional risk factors relating to our business before deciding whether to invest in shares of our common stock.

The Bankruptcy of Kmart, an Anchor Tenant in Five of our Shopping Centers, May Adversely Affect our Results of Operations.

     On January 22, 2002, Kmart Corporation filed for Chapter 11 bankruptcy. As of January 29, 2002, Kmart Corporation leased space from us in five locations, one of which is held in a limited liability company in which we own a 49% economic interest. These five leases represent approximately 2.9% of our annualized base rent and 4.4% of our owned gross leasable area. Under Chapter 11 bankruptcy protection, Kmart has the ability to affirm or reject pre-petition lease agreements. Rejection of all or most of our Kmart leases could have an adverse effect on our results of operations.

The Current Economic Environment May Adversely Affect our Current Tenants' Ability to Honor Lease Obligations and our Ability to Attract Future Tenants.

     Management is uncertain of the impact that the current recessionary economic environment, recent terrorist attacks and resulting military conflict will have on the Company's tenants and the retail industry overall. If retail segments, in which we have significant exposure, begin or continue to experience financial difficulty from a slower retail environment, tenants may have difficulty honoring their existing lease obligations. Additionally, a sustained slowing of the retail industry may affect our ability to attract future tenants to our newly developed shopping centers, as certain retailers' may curb expansion plans. The effect of these uncertainties could have an adverse effect on our results of operations.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available from commercial document retrieval services, at the SEC's website at http://www.sec.gov and through the JDN Realty Corporation website at http://www.jdnrealty.com.

     We have filed with the SEC a registration statement on Form S-3, which contains this prospectus, to register with the SEC the resale by the selling stockholder of our common stock. This prospectus, as permitted by the SEC's rules, does not contain all the information you can find in the registration statement or the exhibits and schedules to the registration statement. For further information with respect to us and our common stock, please refer to the registration statement, including the exhibits and schedules. You may inspect and copy the registration statement, including the exhibits and schedules, as described above.

     The SEC allows us to incorporate by reference into this prospectus information from other documents filed with the SEC, which means that we may disclose important information in this prospectus by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the sale of all of the shares covered by this prospectus:

     .    Our Annual Report on Form 10-K for the year ended December 31, 2000;

     . Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2001;

     .    Our Current Report on Form 8-K filed with the SEC on July 30, 2001;
          and

     . The description of the JDN Realty Corporation common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 24, 1994, the information therein incorporated by reference contained in our Registration Statement on Form S-11 (File No. 33-73710), and any amendment or report filed for the purpose of updating such description.

     Upon written or oral request, we will provide a copy of any of these filings to each person, including a beneficial owner, to whom a copy of this prospectus is delivered at no cost. We will not provide exhibits to any of the documents listed above, however, unless those exhibits are specifically incorporated by reference into those documents. You should direct your request to:

     JDN Realty Corporation
     359 East Paces Ferry Road, NE
     Suite 400
     Atlanta, GA 30305
     Attention: Chief Financial Officer
     Telephone: (404) 262-3252

     You should rely only on the information contained in this prospectus or any supplement or other information that we incorporate by reference in deciding whether to invest in the stock covered by this prospectus. We have not authorized anyone else to provide you with different information. The stockholder selling shares of stock with this prospectus may not make an offer to sell the shares covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this prospectus, and in the documents incorporated by reference in this prospectus, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following:

          . Changes in the composition of senior management and the Board of Directors;

          .    The ability to attract and retain key employees;

          . Business conditions and the general economy, especially as they affect interest rates and value-oriented retailers;

          .    The outcome of the bankruptcy proceedings of Kmart Corporation;

          . The effect of recent economic and political events, particularly as they relate to the ability to complete secondary anchor tenant leasing of our current development projects;

          . The growth plans of our tenant customers and potential bankruptcy of tenants in our operating shopping centers;

          .    The federal, state and local regulatory environment;

          . The ability to refinance maturing debt obligations on acceptable terms;

          . The availability of debt and equity capital with acceptable terms and conditions including, without limitation, the availability of bank credit to fund development activities;

          . The ability to sell operating shopping center properties and parcels of land on schedule and upon economically favorable terms;

          . The availability of partners for joint venture projects and the ability to negotiate favorable joint venture terms;

          .    The availability of new development activities;

          . Changes in the financial condition or corporate strategy of or business relations with primary retail tenants;

          . The outcome and timing of any resolution and costs of pending litigation and investigations;

          . The ability to fund, complete and lease existing development and redevelopment projects on schedule and within budget;

          . The ability to maintain or obtain all necessary licenses, permits and approvals required to conduct its business;

          .    Tax legislation affecting our development business;

          . Our ability to maintain our status as a REIT for federal income tax purposes;


          For a further discussion of these and other factors that could impact our future results, performance, achievements or transactions, see the documents filed by us from time to time with the SEC, and in particular the section titled "Risk Factors" beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2000.

                             THE SELLING STOCKHOLDER

          The selling stockholder, Milberg Weiss Bershad Hynes & Lerach LLP, may from time to time offer and sell any or all of the 248,000 shares of common stock offered by this prospectus. On December 14, 2001, we issued 248,000 shares of our common stock to the selling stockholder as payment of plaintiffs' attorneys fees under the terms of a settlement agreement in connection with the derivative actions naming the Company as a defendant. The 248,000 shares represent all of our shares of our common stock owned by the selling stockholder prior to this offering. If the selling stockholder sells all 248,000 shares, it will not own any of our common stock after completion of the offering.

                              PLAN OF DISTRIBUTION

     This prospectus relates to the possible offer and sale by the selling stockholder of up to 248,000 shares of common stock. The registration of the shares offered hereby does not necessarily mean that the selling stockholder will sell any or all of the shares. We will not receive any proceeds from the sale of common stock by the selling stockholder.

     The shares of common stock offered by this prospectus may be sold from time to time by the selling stockholder or its permitted pledgees, donees or other successors in interest. The distribution of shares pursuant to this prospectus may be effected from time to time in transactions (which may include block sales) on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of our common stock are then listed, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of the shares or through a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices.

     The shares may be sold by the selling stockholder directly to purchasers or through broker-dealers who may act solely as agents, or who may acquire shares as principals.

     The selling stockholder may enter into hedging transactions with broker-dealers or others. Such broker-dealers may engage in short sales of our shares or other transactions in the course of hedging the positions they assumed in connection with such hedging transactions. The selling stockholder may also enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of shares offered under this prospectus. The broker-dealer may then resell those shares pursuant to this prospectus, as supplemented or amended to reflect the transaction.

     Any such agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for which such agents or broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholder and any agents or broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any compensation received by them and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, and has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

     Upon the Company being notified that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing
(i) the name of each selling stockholder (if other than the selling stockholder) and of the participating broker-dealer(s), (ii) the number of shares involved,
(iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon the Company being notified by a selling stockholder that a donee, pledgee or other successor in interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

     We will pay all costs and expenses incurred in connection with the registration of the offered shares, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, and blue sky fees and expenses. The selling stockholder will pay all selling commissions and discounts applicable to the sale of the common stock, fees and disbursements of its counsel and transfer taxes with respect to the disposition of the common stock. We have agreed to indemnify the selling stockholder against some liabilities, including potential liabilities arising under the Securities Act, or to contribute to the payments the selling stockholder may be required to make in respect thereof.

     Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. The anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to the selling stockholder's sales in the market.

     The selling stockholder may sell all or a portion of the shares covered by this prospectus under Rule 144 under the Securities Act rather than pursuant to this prospectus, provided they meet the criteria and conform to the requirements of Rule 144.

                                     EXPERTS

     The consolidated financial statements of JDN Realty Corporation at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS


     The legality of the securities offered hereby and the qualification of JDN Realty Corporation as a REIT for federal income tax purposes have been passed upon for us by Alston & Bird LLP. If any portion of the offered shares is distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any underwriters or agents by counsel for such underwriters or agents identified in the applicable prospectus supplement.

________________________________________________________________________________
No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by JDN Realty Corporation or the selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the offered shares in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of JDN Realty Corporation since the date hereof.

________________________________________________________________________________



                                 248,000 Shares

                             JDN Realty Corporation

                                  Common Stock

                               __________________


                                   PROSPECTUS

                               __________________

                             ______________ __, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The estimated expenses, other than underwriting discounts and commissions, in connection with the offering of the shares of JDN Realty Corporation common stock, are as follows:

         Registration Fee - Securities and Exchange Commission ...       $   281
         Legal Fees and Expenses .................................        10,000
         Accounting Fees and Expenses ............................         5,000
         Printing Fees ...........................................           500
         Miscellaneous ...........................................           500
                                                                         -------
              Total ..............................................       $16,281

_____________
The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. We have agreed to bear all expenses in connection with the registration of the shares being offered by the selling stockholder.

Item 15.  Indemnification of Officers and Directors.

         Our officers and directors are and will be indemnified against certain liabilities under Maryland law and under our charter. Our charter requires us to indemnify our directors and officers to the fullest extent permitted from time to time by the laws of Maryland. Our charter provides that we will indemnify our directors and officers against judgments, penalties, fines, settlements and expenses actually incurred by them in connection with any proceeding to which they may be made a party by reasons of their service in those or other capacities, unless (a) it is in connection with a proceeding by or in the right of the corporation against the director or officer and such director or officer is adjudged liable to the corporation; (b) it is in connection with a proceeding charging improper personal benefit to the director or officer and such director or officer is adjudged liable on the basis that such personal benefit was improperly received; (c) it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (d) it is established that the director or officer actually received an improper personal benefit in money, property or services, (e) it is established that, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         In addition, our charter provides that, to the fullest extent permitted under Maryland law, our directors and officers will not be liable to the company and our stockholders for money damages. Under Maryland law, a corporation formed in Maryland is permitted to limit, by provision in its charter, the liability of directors and officers so that no director or officer of the corporation shall be liable to the corporation or to any stockholder for money damages except to the extent that (i) the director or officer actually received an improper benefit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the director or officer, is entered in a proceeding based on a finding in a proceeding that the director's or officer's action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         We maintain a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Item 16.  Exhibits.

Exhibit
Number                     Description of Exhibit
-------                    ----------------------

4.1 Articles of Restatement of JDN Realty Corporation (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, dated November 7, 1996)

4.2 Articles Supplementary of JDN Realty Corporation classifying the 9 3/8% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form 8-A, dated September 17, 1998)

4.3   *    Amended and Restated Bylaws of the Company, as amended

4.4        Specimen Common Stock Certificate (incorporated by reference to
           Exhibit 4.3 of the Company's Registration Statement on Form S-3 (File No. 333-22339))

5.1   *    Opinion of Alston & Bird LLP regarding the legality of the securities being registered

8.1   *    Opinion of Alston & Bird LLP regarding certain tax matters

23.1  *    Consent of Ernst & Young LLP, independent public accountants

23.2  *    Consent of Alston & Bird LLP (included in opinions filed as Exhibit
           5.1 and Exhibit 8.1)

24.1  *    Powers of Attorney (included on signature page hereto)

_________________
*  Filed herewith.

Item 17.  Undertakings.

I.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

          Provided, however, that paragraphs I(1)(i) and I(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

III. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, as amended, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 30, 2002.

                                  JDN Realty Corporation,
                                    a Maryland corporation

                                  By:  /s/ Craig Macnab
                                       ----------------
                                       Craig Macnab,
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig Macnab and John D. Harris, Jr., and each of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

               Signature                                   Title                              Date
               ---------                                   -----                              ----
/s/ Craig Macnab                          President, Chief Executive Officer and
----------------
Craig Macnab                              Director (principal executive officer)        January 30, 2002

/s/ John D. Harris, Jr.                   Chief Financial Officer (principal
-----------------------
John D. Harris, Jr.                       financial officer)                            January 30, 2002


/s/ Michael A. Quinlan                    Controller (principal accounting
----------------------
Michael A. Quinlan                        officer)                                      January 30, 2002

/s/ Philip G. Satre                       Director
-------------------
Philip G. Satre                                                                         January 30, 2002

/s/ Haywood D. Cochrane, Jr.              Director
----------------------------
Haywood D. Cochrane, Jr.                                                                January 30, 2002

/s/ Lee S. Wielansky                      Director
--------------------
Lee S. Wielansky                                                                        January 30, 2002

/s/ William G. Byrnes                     Director
---------------------
William G. Byrnes                                                                       January 30, 2002

/s/ William B. Greene                     Director
---------------------
William B. Greene                                                                       January 30, 2002

                                  EXHIBIT INDEX

Exhibit
Number                     Description of Exhibit
------                     ----------------------

4.1 Articles of Restatement of JDN Realty Corporation (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, dated November 7, 1996)

4.2 Articles Supplementary of JDN Realty Corporation classifying the 9 3/8% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form 8-A, dated September 17,
                    1998)

4.3  *              Amended and Restated Bylaws of the Company, as amended

4.4 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-3 (File No. 333-22339))

5.1  *              Opinion of Alston & Bird LLP regarding the legality of the securities being registered

8.1  *              Opinion of Alston & Bird LLP regarding certain tax matters

23.1 *              Consent of Ernst & Young LLP, independent public accountants

23.2 *              Consent of Alston & Bird LLP (included in opinions filed as
                    Exhibit 5.1 and Exhibit 8.1)

24.1 *              Powers of Attorney (included on signature page hereto)

______________________
*  Filed herewith.